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EXHIBIT 23                    CONSENT OF DELOITTE & TOUCHE LLP



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INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of SGV Bancorp, Inc. on Form S-8 of our report dated August 25, 1995, appearing in the Annual Report on Form 10-K/A of SGV Bancorp, Inc. for the year ended June 30, 1995.


/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP

Costa Mesa, California
June 24, 1996